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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 27, 2003, accompanying the consolidated financial statements and schedule included in the Annual Report of JMAR Technologies, Inc. on Form 10-K for the year ended December 31, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statements of JMAR Technologies, Inc. on Forms S-3 (File Nos. 33-47390, effective July 2, 1993, 33-96848 effective August 14,1996, 333-24353 effective May 19, 1997, 333-52703 effective July 8, 1998, 333-46392 effective October 5,
2000, 333-55876 effective April 4, 2001, 333-67056 effective October 11, 2001, and 333-72860 effective June 13, 2002) and on Forms S-8 (File Nos. 33-66672, effective July 29, 1993, 33-66674 effective July 29, 1993, 333-10923 effective August 28, 1996, 333-10925 effective August 28, 1996, 333-33902 effective April 3, 2000, and 333-33904 effective April 3, 2000).

/s/ GRANT THORNTON LLP

Irvine, California
March 27, 2003